Exhibit 10.30c

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Agreement”), is made and entered into effective this August 3, 2021 (the “Effective Date”), by and among DelMorgan Group LLC (“DelMorgan”) Globalist Capital, LLC (“Globalist” and, together with DelMorgan, “Advisor”) and D. Lynn Kirkpatrick, Ph.D. (“Kirkpatrick”) and Ensysce Biosciences, Inc. (the “Company”). Collectively, Advisor, Company, and Kirkpatrick are referred to herein individually as a “Party” or collectively, as “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Email Agreement (defined below).

WHEREAS, on January 31, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Leisure Acquisition Corp. (“LACQ”), EB Merger Sub, Inc., a wholly owned subsidiary of LACQ (“Merger Sub”), providing for, among other things, and subject to the terms and conditions therein, the business combination between LACQ and the Company pursuant to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, on January 26, 2021, Company and Advisor amended their previous letter agreement dated as of March 6, 2020 (“Letter Agreement”) and with an email agreement dated as of January 31, 2021 (the “Email Agreement”);

WHEREAS, pursuant to the Email Agreement the Advisor agreed to accept 500,000 private placement warrants (as such term is defined in the prospectus for LACQ’s initial public offering) (“Advisor Warrants”) and 500,000 shares of LACQ’s Common Stock, now Ensysce Common Stock (the “Advisor Shares”), none of which shall be subject to any lock-up, immediately after the closing of the Merger as its sole and complete compensation and consideration under the Agreement, including without limitation with respect to the Share Purchase Agreement dated as of December 29, 2020 by and among Ensysce, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited;

WHEREAS, the parties entered into Amendment No. 1 the Email Agreement (the “Amendment”) to provide that instead of the 500,000 private placement warrants Advisor was to receive at the close of the Merger, Advisor received 500,000 replacement warrants which included restrictions on transferability;

WHEREAS, a dispute has now arisen concerning the nature of the promises made by the Company and Kirkpatrick with respect to the Email Agreement and the Amendment, which has resulting in the filing of the lawsuit styled as DelMorgan Group, LLC et al. v. Ensysce Biosciences, Inc., et al., Los Angeles County Superior Court, Case Number 21 STCV25585 (the “Lawsuit”);

WHEREAS, without admitting fault, the parties desire to enter into this Agreement to settle the Lawsuit, and in furtherance thereof to, among other matters, provide for (a) the registration of the Advisor’s Shares and the shares underlying the Advisor Warrants and (b) to provide for cashless exercise of the Advisor Warrants, and, in exchange therefor, (c) Advisor agrees to withdraw and dismiss with prejudice the Lawsuit, as defined below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Registration of Shares of Common Stock. Ensysce shall include the Advisor Shares and the shares of Common Stock underlying the Advisor Warrants on its Registration Statement on Form S-1 (“S-1”) to be filed with the Securities and Exchange Commission as soon as possible and in all events within ten days of the Effective Date. Ensysce shall use best efforts to have the S-1 declared effective as soon as possible following its filing and shall notify Advisor of the effectiveness of the S-1 at such time. For the avoidance of doubt, the Advisor Warrants shall not be registered in the S-1, but the Common Stock underlying the Advisor Warrants shall be registered in the S-1.

2. Confirmation of Terms of Advisors Warrants. The Advisors Warrants shall be amended and restated to reflect an Exercise Price of $10.00. The Advisor Warrants shall be deemed to have a “cashless exercise” feature, permitting the Advisor to exercise using the cashless exercise feature found in the form Warrant Agreement filed with the SEC (Exhibit 4.1) in Section 3.3.1(c) and which is set forth on Appendix A thereof.

3. Dismissal of Lawsuit with Prejudice. Advisor agrees that the lawsuit filed in the Superior Court of Los Angeles County on or about July 14, 2021, Case Number 21 STCV25585, filed by Del Morgan and Globalist, as Plaintiffs, and Ensysce and D. Lynn Kirkpatrick, as Defendants (“Lawsuit”) shall be dismissed with prejudice within five business days of notification that the S-1 has become effective. The dismissal shall request that the Court retain jurisdiction over this matter pursuant to California Code of Civil Procedure § 664.6 Upon full execution of this Agreement, DelMorgan shall file with the Court a Notice of Conditional Settlement, indicating that the conditions to the settlement are likely to be satisfied within 45 days. Except as provided in Section 2 and 3 of this Agreement, the Parties agree to stay any action on the Lawsuit after the S-1 is filed to allow for SEC review/effectiveness of the S-1 which the Company agrees to use best efforts to seek effectiveness as soon as possible.

4. Mutual General Releases.

(a) Release of Advisor. In consideration of the promises set forth in this Agreement, Kirkpatrick and Company, and each of them, on behalf of their respective members, partners, representatives, attorneys, executors, administrators, successors, and assigns, hereby releases, acquits, withdraws, and forever discharges Advisor and all of their members, partners, representatives, attorneys, executors, administrators, successors, and assigns, from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including actual attorneys’ fees and costs), of whatever character, in law or equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, now existing or arising in the future, based on any act, omission, event, occurrence or nonoccurrence from the beginning of time to the date of full execution of this Agreement, arising from or related to the Letter Agreement, the E-Mail Agreement, the Amendment, or the Lawsuit.

(b) Release of Company and Kirkpatrick. In consideration of the promises set forth in this Agreement, Advisor, and each of them, on behalf of their members, partners, representatives, attorneys, executors, administrators, successors, and assigns, hereby releases, acquits, withdraws, and forever discharges Advisor and all of their members, partners, representatives, attorneys, executors, administrators, successors, and assigns, from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including actual attorneys’ fees and costs), of whatever character, in law or equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, now existing or arising in the future, based on any act, omission, event, occurrence or nonoccurrence from the beginning of time to the date of full execution of this Agreement, arising from or related to the Letter Agreement, the E-Mail Agreement, the Amendment, of the Lawsuit.

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5. Assumption of Risk and Waiver of Unknown Claims. For the purpose of implementing a full and complete release, the Parties expressly acknowledge that the release they give in this Agreement is intended to include in its effect, without limitation, claims that they did not know or suspect to exist in their favor at the time of the effective date of this Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given under this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of the settlement, the Parties waive any rights they may have under California Code of Civil Procedure § 1542 (and other similar statutes and regulations), which states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

6. Each Party to Bear Own Costs and Fees. Each Party shall bear their own attorneys’ fees and other costs (including costs of expert witnesses or other consultants) incurred in relation to the Purchase Agreement and in the preparation, negotiation, and drafting of this Agreement.

7. Reaffirmation by Parties. The E-Mail Agreement, as expressly modified by the Amendment and this Agreement, shall remain in full force and effect. The Letter Agreement, as expressly modified by the E-mail Agreement, the Amendment and this Agreement, shall remain in full force and effect.

8. Third Party Beneficiaries. Except as stated herein, there are no third-party beneficiaries to this Agreement.

9. Comprehension of Agreement. By signing this Agreement, the Parties acknowledge that they have read it in its entirety and represent and warrant that they understand it in its entirety.

10. Representation by Counsel. The Parties hereto represent that they have received or had the opportunity to receive advice from independent counsel of their own choice and have signed this Agreement freely and without duress.

11. No Construction Against Drafter. Each of the Parties agree that each has participated in arriving at the final language of this Agreement, and, therefore, this Agreement shall not be construed against any Party as drafter.

12. Covenant to Take Further Actions Necessary. The Parties hereby agree to cooperate fully and to execute such other documents and to take such other action as may be reasonably necessary to further the purpose of this Agreement, with the Parties to bear their own costs and attorneys’ fees for these additional actions.

13. Continuing Duty to Cooperate. The Parties hereto shall, at any time hereafter, make, execute, and deliver any and all papers or documents as any Party hereto may reasonably require for the purpose of giving full effect to this Agreement and each of its provisions.

14. Integrated Agreement. Expect as expressly stated herein, this Agreement sets forth the entire Agreement and understanding between the Parties relating to the subject matter herein and supersedes all prior discussions between the Parties.

15. Waiver, Modification, And Amendment. No modification or amendment to this Agreement shall be effective unless in writing signed by the Parties’ whose rights or obligations are affected by such modification or amendment. Any subsequent change or changes to any Party’s duties, obligations, rights, etc. shall not affect the validity or scope of this Agreement.

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16. Severability. If any provision of this Agreement or part thereof shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, then such provision or part thereof shall be excised here from and the remaining provisions of this Agreement and parts thereof shall remain in full force and effect.

17. Attorney’s Fees, Costs, and Enforcement. This Agreement shall be binding and enforceable under Code of Civil Procedure Section 664.6. In any litigation, arbitration, or other proceeding in any way arising under or relating to this agreement, including to enforce this contract (regardless of the nature of the claim) or to obtain a declaration of any rights or obligations under this contract, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

18. Assignment of Claims. Each of the Parties represents to all other Parties that there has been no assignment or any transfer of any right, title or interest in any claim, action, cause of action, obligation, or liability whatsoever that (i) a Party may have or has had against any other Party hereto or (ii) authorized any other person or entity to assert such on its behalf, or (iii) is being released pursuant to this Agreement.

19. Authority. Each individual signing this Agreement warrants and represents that he or she has full authority to execute the same on behalf of the Party on whose behalf he or she so signed, and that he or she is acting in the course and scope of such authority, and is duly authorized to execute this Agreement.

20. GOVERNING LAW. THIS AMENDMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION.

21. Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the Parties hereto, will be deemed to be, and is to be construed as, one and the same agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the Party or Parties whose signature(s) appear thereon.

22. Binding Effect; Assignment. This Agreement is binding upon, and will inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No Party to this Agreement may assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this section will be null and void.

[Signatures Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

DELMORGAN GROUP LLC

By:	/s/ Neil Morganbesser
Name:	Neil Morganbesser
Title:	CEO

GLobalist capital, llc

By:	/s/ Neil Morganbesser
Name:	Neil Morganbesser
Title:	CEO

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Lynn Kirkpatrick
Lynn Kirkpatrick
Chief Executive Officer

D. LYNN KIRKPATRICK, Ph.D.

/s/D. Lynn Kirkpatrick
D. Lynn Kirkpatrick, Ph.D.

[Signature Page to Settlement Agreement and Mutual General Release]

Appendix A

Cashless Exercise Feature. Upon surrender of the Advisor Warrant it shall receive that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants multiplied by the difference between the Warrant Price and the Fair Market Value by (y) the Fair Market Value. The Warrant Price shall mean $10.00 per share. The Fair Market Value shall mean the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which notice of the exercise of the Warrant is sent to the Warrant Agent.

By way of example, if Warrants for 500,000 shares are tendered, the Warrant Price is $10.00 and the Fair Market Value is $20.00, then:

500,000 x (20.00 - 10.00)/20.00 = 250,000 shares of Common Stock would be issued in full satisfaction of the Advisor Warrant. The Common Stock underlying the Advisor Warrants having been registered with the SEC are freely tradeable and without any further restriction on transfer.

[Signature Page to Settlement Agreement and Mutual General Release]